Exhibit 4.1

EXECUTION VERSION

INDENTURE

Dated as of April 9, 2014

Between

COGENT COMMUNICATIONS FINANCE, INC.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

5.625% SENIOR NOTES DUE 2021

i

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ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance	71
Section 8.02	Legal Defeasance and Discharge	71
Section 8.03	Covenant Defeasance	71
Section 8.04	Conditions to Legal or Covenant Defeasance	72
Section 8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	73
Section 8.06	Repayment to Issuer	73
Section 8.07	Reinstatement	74

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes	74
Section 9.02	With Consent of Holders of Notes	74
Section 9.03	Compliance with Trust Indenture Act	76
Section 9.04	Effect of Consents	76
Section 9.05	Notation on or Exchange of Notes	76
Section 9.06	Trustee to Sign Amendments, Etc.	76

ARTICLE 10

[RESERVED]

ARTICLE 11

[RESERVED]

ARTICLE 12

[RESERVED]

ARTICLE 13

GUARANTEES

Section 13.01	Guarantee	77
Section 13.02	Limitation on Guarantor Liability	78
Section 13.03	Execution and Delivery	78
Section 13.04	Subrogation	79
Section 13.05	Benefits Acknowledged	79
Section 13.06	Release of Guarantees	79

ARTICLE 14

SATISFACTION AND DISCHARGE

Section 14.01	Satisfaction and Discharge	80
Section 14.02	Application of Trust Money	80

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ARTICLE 15

MISCELLANEOUS

Section 15.01	Notices	81
Section 15.02	Communication by Holders of Notes with Other Holders of Notes	81
Section 15.03	Certificate and Opinion as to Conditions Precedent	82
Section 15.04	Statements Required in Certificate or Opinion	82
Section 15.05	Rules by Trustee and Agents	82
Section 15.06	No Personal Liability of Directors, Officers, Employees and Stockholders	82
Section 15.07	Governing Law; Waiver of Jury Trial	82
Section 15.08	Force Majeure	83
Section 15.09	Successors	83
Section 15.10	Severability	83
Section 15.11	Counterpart Originals	83
Section 15.12	Table of Contents, Headings, Etc.	83
Section 15.13	USA Patriot Act	83
Section 15.14	Days Other than Business Days	83

SCHEDULES

Schedule I	Initial Guarantors

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Certificate of Acquiring Institutional Accredited Investor
Exhibit E	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors
Exhibit F	Form of Escrow Release Date Supplemental Indenture

INDENTURE, dated as of April 9, 2014, between Cogent Communications Finance, Inc., a Delaware corporation (the “Escrow Issuer”), and Wilmington Trust, National Association, duly organized and existing under the laws of the United States of America, as Trustee.

W I T N E S S E T H

WHEREAS, the Escrow Issuer has duly authorized the creation of an issue of $200,000,000 aggregate principal amount of 5.625% Senior Notes due 2021 (the “Initial Notes”);

WHEREAS, the Escrow Issuer has duly authorized the execution and delivery of this Indenture;

WHEREAS, all things necessary (i) to make the Initial Notes, when executed by the Escrow Issuer and authenticated and delivered hereunder and duly issued by the Escrow Issuer, the valid obligations of the Escrow Issuer, and (ii) to make this Indenture a valid agreement of the Escrow Issuer, all in accordance with their respective terms, have been done;

WHEREAS, if the Escrow Release Date (as defined herein) occurs, on the Escrow Release Date, Cogent Communications Group, Inc., a Delaware corporation (the “Company”), the Initial Guarantors (as defined herein) and the Trustee shall execute the Escrow Release Date Supplemental Indenture (as defined herein); and

NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                             Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A attached hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.02 and 4.03 as part of the same series as the Initial Notes, it being understood that any Notes issued in exchange for or replacement of any Initial Notes shall not be Additional Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  The terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to a Note at any date of redemption, as calculated by the Company, the greater of (i) 1.0% of the then-outstanding principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at April 15, 2017 (as set forth in Section 3.07(b)), plus (2) all remaining required interest payments due on such Note through April 15, 2017 (excluding accrued but unpaid interest to, but excluding, the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (B) the then-outstanding principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)                                 the sale, lease, conveyance or other disposition (each, a “disposition”) of any assets of (including Equity Interests owned by) the Company or any Restricted Subsidiary; and

(2)                                 the issuance of Equity Interests (other than to the Company or a Restricted Subsidiary and other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary.

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(1)                                 a sale, exchange or other disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out equipment in the ordinary course of business, including the termination or amendment of any IRU or Capital Lease Obligation in the ordinary course of business;

(2)                                 the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Company in a manner pursuant to the provisions described in Section 5.01 or any disposition that constitutes a Change of Control;

(3)                                 any Permitted Investment or Restricted Payment that is permitted to be made, and is made, pursuant to Section 4.04;

(4)                                 any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in a single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $2.5 million;

(5)                                 any transfer or disposition of property or assets by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to a Restricted Subsidiary of the Company;

(6)                                 the creation of any Lien permitted under this Indenture;

(7)                                 any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(8)                                 the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable or other current assets held for sale in the ordinary course of business and not in connection with any financing transaction;

(9)                                 the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(10)                          any exchange of assets for assets (including a combination of assets and Cash Equivalents) related to a Permitted Business of comparable or greater market value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company, which in the event of an exchange of assets with a Fair Market Value in excess of (1) $5.0 million shall be evidenced by an Officer’s Certificate, and (2) $20.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Company;

(11)                          the grant in the ordinary course of business of any license or sub-license of patents, trademarks, know-how and any other intellectual property;

(12)                          the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(13)                          foreclosures, condemnations or any similar action on assets not prohibited by this Indenture; and

(14)                          a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Code” means Title 11 of the United States Bankruptcy Code of 1978 as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or, except in the context of the definition of “Change of Control Triggering Event,” a duly authorized committee thereof;

(2)                                 with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP as in effect on the Issue Date; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on the Issue Date.

“Capital Stock” of any Person means any and all shares, interests (including general or limited partnership interests, limited liability company or membership interests or limited liability partnership interests), participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)                                 United States dollars and such local currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;

(2)                                 securities issued or directly and fully guaranteed or insured by the government of the United States or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3)                                 certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)                                 repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper issued by a corporation rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)                                 readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)                                 Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s, in each case with maturities not exceeding two years from the date of acquisition;

(8)                                 investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above; and

(9)                                 in the case of Investments by any Restricted Subsidiary that is a Foreign Subsidiary, (x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (8) customarily utilized in countries in which such Foreign Subsidiary operates for short-term cash management purposes.

“Change of Control” means the occurrence of any of the following occurring after the date of the Final Merger:

(1)                                 the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to a Person; or

(2)                                 the Company becomes aware of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) other than Cogent Holdco, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Equity Interests or otherwise, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire upon conversion of, or the exercise of rights under, other securities, whether such right is exercisable immediately or only after the passage of time), of Voting Stock of the Company representing 50% or more of the total voting power of the Voting Stock of the Company; or

(3)                                 the adoption of a plan of liquidation or dissolution of the Company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline with respect to the Notes.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Cogent Holdco” means a subsidiary to be formed by the Company under Delaware law, which is expected to become the parent company and to be named “Cogent Communications Holdings, Inc.”

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Company” has the meaning set forth in the recitals hereto .

“Consolidated Cash Flow” means, for any period, the Consolidated Net Income of the Company for such period plus:

(1)                                 provision for taxes based on income or profits of the Company and the Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)                                 Fixed Charges of the Company and the Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)                                 depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4)                                 non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of a Restricted Subsidiary, and the Fixed Charges of and the depreciation and amortization and other non-cash expenses of a Restricted Subsidiary, will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company (A) in the same proportion that the net income (loss) of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter or any agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Leverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of consolidated Indebtedness (or, in the case of Indebtedness issued at less than its principal amount at maturity, the accreted value thereof) of the Company and its Restricted Subsidiaries as of such date of determination to (y) Consolidated Cash Flow for the Company’s four most recent fiscal quarters for which internal financial statements are available preceding such date of determination (the “Reference Period”), provided that:

(1)                                 if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness;

(2)                                 if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of the Reference Period, or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis, after giving effect to such repayment, repurchase, defeasement or discharge;

(3)                                 if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Sale, the Consolidated Cash Flow for the Reference Period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Sale for the Reference Period or increased by an amount equal to the Consolidated Cash Flow (if negative) directly attributable thereto for the Reference Period;

(4)                                 if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or other acquisition of assets which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and

(5)                                 if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, Consolidated Cash Flow for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition had occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company.  Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company, as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition or disposition or operational change to the extent such adjustments, without duplication, continue to be applicable to the relevant four-quarter period; provided that (x) such operating expense reductions and other operating improvements or synergies are reasonably identifiable and factually supportable and (y) such actions are reasonably expected to be taken no later than 12 months after the relevant transaction.

For purposes of this definition, in calculating the Consolidated Cash Flow and the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries, the Consolidated Cash Flow and Indebtedness attributable to discontinued operations will be excluded.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates applicable to such Indebtedness if such interest rate agreement has a remaining term in excess of twelve months).

If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four quarters subject to the pro forma calculation to the extent such Indebtedness was Incurred for working capital purposes.

“Consolidated Net Income” means, for any period, the aggregate of the net income (loss) of the Company and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                                 the net income (loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the Company or a Restricted Subsidiary;

(2)                                 the net income (but not the net loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3)                                 the net income (loss) of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded;

(4)                                 the net income (loss) of any Person that is not a Restricted Subsidiary on a consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such a Person or one of its consolidated Restricted Subsidiaries will be excluded;

(5)                                 any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:  (a) any sale of assets outside the ordinary course of business of the Company; or (b) the disposition of any securities by the Company or a Restricted Subsidiary or the extinguishment of any Indebtedness of the Company or any Restricted Subsidiary, will be excluded;

(6)                                 any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, will be excluded;

(7)                                 any non-cash compensation expense realized for grants of restricted stock, performance shares, stock options or other rights with respect to equity to officers, directors and employees of the Company and any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock (other than Disqualified Stock of the Company); and

(8)                                 the cumulative effect of a change in accounting principles will be excluded.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time its corporate trust business related to this Indenture shall be administered, which office at the date hereof is located at 246 Goose Lane, Suite 105, Guilford, CT 06437 Attention:  Cogent Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, Paying Agent and Registrar, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) or (e), substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disinterested Member” means, with respect to any transaction or series of related transactions, a member of the Company’s Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions and is not an Affiliate, or an officer, director, member of a supervisory, executive, or management board, or employee of any Person (other than the Company or a Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock that (i) by its terms, (ii) by the terms of any security into which it is convertible or for which it is exchangeable, or (iii) by contract or otherwise, is, or upon the happening of any event or passage of time would be, required to be redeemed on or prior to the date that is 180 days after the date on which the Notes mature, or is redeemable at the option of the holder thereof, in any such case on or prior to such date.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (i) the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the covenants set forth under Sections 4.07 and 4.09 and (ii) such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to the covenants set forth under Sections 4.07 and 4.09.  The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or are required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Escrow Account” has the meaning set forth in the Escrow Agreement.

“Escrow Agent” has the meaning set forth in the Escrow Agreement.

“Escrow Agreement” means the escrow agreement, dated as of April 9, 2014 among the Escrow Issuer, the Company, the Trustee and Wilmington Trust, National Association, as Escrow Agent.

“Escrow Issuer” has the meaning set forth in the introductory paragraph hereto.

“Escrow Property” has the meaning set forth in the Escrow Agreement.

“Escrow Release Date” means the date, if any, on which the Escrow Property is released to the Company pursuant to Section 2.3(a) of the Escrow Agreement.

“Escrow Release Date Supplemental Indenture” means the supplemental indenture to this Indenture, dated as of the Escrow Release Date, by and among the Company, the Initial Guarantors and the Trustee, substantially in the form of Exhibit F.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public sale or private placement of Capital Stock (other than Disqualified Stock) of the Company (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) to any Person other than any Restricted Subsidiary thereof.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the aggregate amount of Indebtedness of the Company and the Restricted Subsidiaries (other than Indebtedness under the Notes and the related Note Guarantees) in existence on the Issue Date, including the Existing Secured Notes, after giving effect to the issuance of the Notes and the application of the proceeds of the Notes.

“Existing Secured Notes” means the Company’s 8.375% senior secured notes due 2018 outstanding on the Issue Date.

“Fair Market Value” means the price that would be negotiated in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Company, whose determination will be conclusive if evidenced by a Board Resolution.

“Final Merger” means the merger of the Escrow Issuer with and into the Company after consummation of the Redemption Transactions, with the Company continuing as the surviving corporation.

“Fixed Charges” means, for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of the Company and the Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)                                 to the extent not included within clause (1) of this definition of “Fixed Charges,” the consolidated interest of the Company and the Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of the Restricted Subsidiaries or secured by a Lien on assets of the Company or a Restricted Subsidiary, whether or not such Guarantee or Lien is called upon; plus

(4)                                 the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the issuer of such Disqualified or Preferred Stock, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory or the District of Columbia thereof, any other “controlled foreign corporation” under Section 956 of the Internal Revenue Code of 1986, as amended, and any direct or indirect Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in the opinions and pronouncements of the Public Company Accounting Oversight Board, and in the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time (except as set forth in the definition of Capitalized Lease Obligations).  In addition, for purposes of this Indenture, all references to codified accounting standards specifically named herein shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(i).

“Government Securities” means securities that are direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person, but excluding endorsements for collection or deposit in the normal course of business.

“Guarantors” means:

(1)                                 the Initial Guarantors; and

(2)                                 any Material Domestic Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement;

(2)                                 any commodity forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement;

(3)                                 any foreign exchange contract, currency swap agreement or other similar agreement or arrangement; and

(4)                                 other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holdco Reorganization” means the merger of a wholly owned Domestic Subsidiary of Cogent Holdco with and into the Company pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, with the Company continuing as the surviving corporation.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“IAI Notes” means any Initial Notes and any Additional Notes resold to Institutional Accredited Investors.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (the terms “Incurrence” and “Incurred” have correlative meanings); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms or the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness.  In no event shall an Incurrence of Capital Lease Obligation be deemed to occur by reason of an operating lease being reclassified as a Capital Lease Obligation as a result of changes in GAAP or in the application of GAAP after the creation of such operating lease.

“Indebtedness” means, with respect to any specified Person, whether or not contingent:

(1)           all indebtedness of such Person in respect of borrowed money;

(2)           all obligations of such Person evidenced by bonds, notes, debentures or similar instruments;

(3)           all obligations of such Person in respect of banker’s acceptances, letters of credit or similar instruments (or reimbursement obligations in respect thereof);

(4)           all Capital Lease Obligations of such Person (provided that in no event shall an Incurrence of Capital Lease Obligation be deemed to occur by reason of an operating lease being reclassified as a Capital Lease Obligation as a result of changes in GAAP or in the application of GAAP after the creation of such operating lease);

(5)           all obligations of such Person in respect of the deferred and unpaid balance of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(6)           all Hedging Obligations of such Persons;

(7)           all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness; and

(8)           to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person;

provided that (a) contingent obligations Incurred in the ordinary course of business and (b) obligations under or in respect of Receivables Financings shall be deemed not to constitute Indebtedness.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation.  The amount of any Indebtedness described in clauses (1) and (2) above will be:

(1)           the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)           the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

For purposes of determining any particular amount of Indebtedness, (x) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included, and (y) any Liens granted pursuant to the equal and ratable provisions in Section 4.06 shall not be treated as Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Obligations” means all Obligations under this Indenture and the Initial Notes.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Guarantors” means (i) all of the Domestic Subsidiaries of the Company as of the Escrow Release Date (other than Unrestricted Subsidiaries) and (ii) if the Holdco Reorganization has occurred, Cogent Holdco.

“Initial Notes” means the first $200,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchaser” means J.P. Morgan Securities LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“IRU” means an indefeasible right to use dark fiber optic or other transmission technology, such as those to which the Company and the Restricted Subsidiaries are currently a party, without regard to the accounting treatment of any such arrangement.

“Interest Payment Date” means April 15 and October 15 of each year to Maturity, commencing on October 15, 2014.

“Investment Grade Securities” means:

(1)           debt securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition,

(2)           debt securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency,

(3)           investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)           corresponding debt instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means all direct or indirect investments in another Person in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by such Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Restricted Subsidiary not sold or disposed of.  The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person unless such Investment in such third party was not made in anticipation or contemplation of the Investment by the Company or such Restricted Subsidiary and such third party Investment is incidental to the primary business of such Person in whom the Company or such Restricted Subsidiary is making such Investment.  In no event shall a guarantee of an operating lease of the Company or any Restricted Subsidiary be deemed an Investment.

“Issue Date” means the first date Notes are issued under this Indenture.

“Issuer” means, prior to the Escrow Release Date, the Escrow Issuer and, from and after the Escrow Release Date and upon execution and delivery of the Escrow Release Date Supplemental Indenture, the Company.

“Legal Defeasance” has the meaning set forth in Section 8.02.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Mandatory Redemption Triggering Event” means (i) a Release shall not have occurred on or prior to June 30, 2014 or (ii) the Company shall have delivered a Special Mandatory Redemption Release Certificate (as defined in the Escrow Agreement) to the Escrow Agent.

“Material Domestic Subsidiary” means any Domestic Subsidiary of the Company as of the last day of the fiscal quarter of the Company most recently ended, that has assets (including Equity Interests in Subsidiaries) or revenues (including both third party and intercompany revenues) with a value in excess of 2% of the consolidated assets of the Company and its Domestic Subsidiaries or 2% of the consolidated revenues of the Company and its Domestic Subsidiaries; provided, that in the event Domestic Subsidiaries that would otherwise not be Material Domestic Subsidiaries shall in the aggregate account for a percentage in excess of 3% of the consolidated assets of the Company and its Domestic Subsidiaries or 3% of the consolidated revenues of the Company and its Domestic Subsidiaries as of the end of and for the most recently completed fiscal quarter, then one or more of such Domestic Subsidiaries designated by the Company (or, if the Company shall make no designation, one or more of such Domestic Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Company), shall be included as Material Domestic Subsidiaries to the extent necessary to eliminate such excess.

“Maturity” means April 15, 2021.

“Net Available Cash” means the aggregate proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof), received in Cash Equivalents by the Company or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking, and brokerage fees, sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements relating to such Asset Sale, (3) in the case of any Asset Sale by a Restricted Subsidiary, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary and (4) appropriate amounts to be provided by the Company or the Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (4) no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Available Cash.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” with respect to any Indebtedness means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnification in favor of the Trustee and other third parties other than the Holders of the Notes.

“Offer to Purchase” means an offer by the Company to purchase Notes from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1)           the provision of this Indenture pursuant to which the offer is being made and, in the case of an offer for less than all of the Notes the method upon which Notes will be selected in the case of an oversubscription;

(2)           the purchase price and the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);

(3)           that any Note not tendered will continue to accrue interest pursuant to its terms;

(4)           that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)           that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the completed form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof (and, in the case of an Offer to Purchase made pursuant to Section 4.07 any other Pari Passu Debt included in such Offer to Purchase) tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Company.  The Paying Agent shall promptly deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note (unless the surrendered Note was a Global Note) equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.  The Trustee shall act as the “Paying Agent” for an Offer to Purchase.  The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Offer to Purchase, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

“Offering Memorandum” means the Offering Memorandum related to the offering of the Notes, dated April 1, 2014.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel that is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) and that meets the requirements of this Indenture.

“Pari Passu Debt” means (a) any Indebtedness of the Company that ranks equally in right of payment with the Notes or (b) any Indebtedness of a Guarantor that ranks equally in right of payment with such Guarantor’s Note Guarantee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means any business conducted or proposed to be conducted (as described in the offering memorandum) by the Company and the Restricted Subsidiaries on the Issue Date, and other businesses reasonably related or ancillary thereto.

“Permitted Escrow Investments” has the meaning set forth in the Escrow Agreement.

“Permitted Investments” means:

(1)           any Investment in the Company or in a Restricted Subsidiary;

(2)           any Investment in Cash Equivalents;

(3)           any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.07;

(5)           Hedging Obligations permitted under clause (8) of Section 4.03(b);

(6)           (i) stock, obligations or securities received in satisfaction of judgments, foreclosure of Liens or settlement of Indebtedness and (ii) any Investments received in compromise of obligations of any trade creditor or customer that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any such Person;

(7)           advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or the Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8)           commission, payroll, travel and similar advances to officers and employees of the Company or any Restricted Subsidiary that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(9)           Investments by the Company or any Restricted Subsidiary in an aggregate amount at the time of such Investment not to exceed, at any one time outstanding, 5% of the consolidated total assets of the Company, determined as of the end of the most recent quarter of the Company for which financial statements of the Company are available;

(10)         lease, utility and other similar deposits in the ordinary course of business;

(11)         Investments existing on January 26, 2011;

(12)         other Investments in any Unrestricted Subsidiary or joint venture having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Issue Date, not to exceed $15 million;

(13)         advances to employees not in excess of $1.0 million outstanding at any one time in the aggregate;

(14)         any Investment by the Company or any of its Restricted Subsidiaries in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed $5 million, at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), at any one time outstanding; provided, however, that if any Investment pursuant to this clause (14) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (14) for so long as such Person continues to be a Restricted Subsidiary;

(15)         Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments pursuant to Section 4.04;

(16)         Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(17)         Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; and

(18)         any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a purchase money note, contribution of additional receivables or an equity interest.

“Permitted Liens” means:

(1)           (a) Liens securing Indebtedness Incurred under Section 4.03(b)(1) and (b) Liens on accounts receivable and related assets contemplated by a Qualified Receivables Financing Incurred under Section 4.03(b)(20);

(2)           Liens in favor of the Company or any Restricted Subsidiary that is a Guarantor;

(3)           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)           Liens on property of a Person existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(5)           Liens securing Indebtedness so long as, after giving pro forma effect thereto, the Secured Leverage Ratio is less than 3.50:1.00;

(6)           Liens existing on the Issue Date (including Liens securing the Existing Secured Notes but excluding Liens described in clause (1) above);

(7)           Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(8)           Liens on property or assets securing Indebtedness used to defease or to satisfy and discharge the Notes in their entirety; provided that (a) the Incurrence of such Indebtedness was not prohibited by this Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(9)           Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.03(b)(4); provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and proceeds thereof and (ii) is created within 180 days of such acquisition, construction or improvement;

(10)         Liens on Cash Equivalents securing Hedging Obligations of the Company or any Restricted Subsidiary (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(11)         Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(12)         survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not Incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any Restricted Subsidiary;

(13)         judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(14)         Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(15)         Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(16)         any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction);

(17)         Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(18)         Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(19)         Liens of franchisors in the ordinary course of business not securing Indebtedness;

(20)         Liens on assets of Restricted Subsidiaries that are not Guarantors securing Indebtedness of such Restricted Subsidiaries permitted to be Incurred under the covenant described above under Section 4.03;

(21)         Liens on assets of the Company and the Restricted Subsidiaries representing terms of IRUs entered into in the ordinary course of business to the extent any such Lien relates solely to the fiber or transmission asset subject to such IRU;

(22)         Other Liens securing Obligations in an amount not to exceed $10 million at any one time outstanding;

(23)         pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(24)         Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(25)         Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(26)         Liens on the Equity Interests of Unrestricted Subsidiaries to secure Obligations relating to such Unrestricted Subsidiaries;

(27)         grants of software and other technology licenses in the ordinary course of business;

(28)         Liens Incurred to secure cash management services (and other “bank products”) owed to a lender under a Revolving Credit Agreement (or any Affiliate of such lender) in the ordinary course of business;

(29)         Liens on equipment of the Company or any Restricted Subsidiary of the Company granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s client at which such equipment is located; and

(30)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or to any Subsidiary of the Company); provided that:

(1)           the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness (other than with respect to Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Capital Lease Obligations or IRU) has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Pari Passu Debt, such Permitted Refinancing Indebtedness ranks equally in right of payment with, or is subordinated in right of payment to, the Notes or such Note Guarantees; and

(5)           such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Company or a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any Equity Interest of such Person that has preferential rights to any other Equity Interest of such Person with respect to dividends or redemptions upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Financing” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that all obligations in respect of a Qualified Receivables Financing shall be treated as Indebtedness for purposes of Section 4.03 and the definitions of “Consolidated Leverage Ratio” and “Secured Leverage Ratio,” whether or not such obligations are Indebtedness, and must be Incurred in compliance with clause (1) or (20) of the definition of “Permitted Indebtedness,” as applicable, and all Liens, encumbrances and other restrictions relating to such Qualified Receivables Financing shall be limited to the Receivables Facility and the aforementioned accounts receivable and related assets.

“Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the Notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Ratings Decline” means the occurrence of a decrease in the rating of the Notes by one or more gradations by Moody’s or S&P (including gradations within the rating categories, as well as between categories), within 90 days before or after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of the Company to effect a Change of Control (which 90-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Moody’s or S&P); provided that a Rating Decline shall be deemed to have occurred if at the end of the 180 day period referred to above, the Notes are rated lower than the ratings by Moody’s or S&P as of the Escrow Release Date, as applicable.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, 85% of the aggregate value of any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(a)           no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b)           with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and

(c)           to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” for the interest payable on any applicable Interest Payment Date means the April 1 or October 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Redemption Date” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption pursuant to this Indenture.

“Redemption Transactions” means the call and redemption of all of the Company’s outstanding 1.00% Convertible Senior Notes due 2027 on or about June 20, 2014.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto, bearing the Global Notes Legend, Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(iii) to be placed on the Regulation S Temporary Global Note.

“Release” means a release of the Escrow Property to the Company in accordance with Section 2.3(a) of the Escrow Agreement.

“Replacement Assets” means (1) tangible assets that will be used or useful in a Permitted Business, (2) substantially all the assets of a Permitted Business, or (3) a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor group of the Trustee), including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Revolving Credit Agreement” means one or more debt facilities or other financing arrangements providing for revolving credit loans and letters of credit, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties, other than leases between the Company and a Restricted Subsidiary of the Company or between Restricted Subsidiaries of the Company, which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien on any assets of the Company or any of the Restricted Subsidiaries or obligations in respect of a Qualified Receivables Financing secured by a Lien on any assets of the Company, the Restricted Subsidiaries and any Receivables Subsidiary.

“Secured Leverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of consolidated Secured Indebtedness (or, in the case of Secured Indebtedness issued at less than its principal amount at maturity, the accreted value thereof) of the Company and the Restricted Subsidiaries (and, if applicable, any Receivable Subsidiaries) as of such date of determination to (y) Consolidated Cash Flow for the Company’s four most recent fiscal quarters for which internal financial statements are available preceding such date of determination.  The Secured Leverage Ratio shall be calculated in a manner consistent with the definition of “Consolidated Leverage Ratio.”

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means with respect to any Person, any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such installment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.  No Indebtedness shall be considered to be subordinated in right of payment by virtue of being unsecured or by virtue of being secured on a junior priority basis

“Subsidiary” means, with respect to any Person:

(1)           a corporation a majority of whose Voting Stock is at the time owned or controlled, directly or indirectly, by such Person, one or more Subsidiaries thereof, or such Person and one or more Subsidiaries thereof; and

(2)           any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof, or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Transactions” means the transactions as described in the Offering Memorandum under the heading “Summary—The transactions,” including the issuance of the Initial Notes and the payment of related fees and expenses.

“Transfer Agent” means the Person specified in Section 2.03 as the Transfer Agent, and any and all successors thereto, to receive on behalf of the Registrar any Notes for transfer or exchange pursuant to this Indenture.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then-remaining term of the Notes to April 15, 2017; provided that if the then-remaining term of the Notes from the redemption date to April 15, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Treasury Securities” means any investment in obligations issues or guaranteed by the United States  government or any agency thereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Trustee” means Wilmington Trust, National Association, as trustee, until a successor replaces it in accordance with Section 7.08 and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.12, and any Subsidiary of such Subsidiary.  Cogent Communications Alpha, LLC and Cogent Communications Beta, LLC shall be Unrestricted Subsidiaries and, for purposes of Section 4.06, the Investments in such Unrestricted Subsidiaries occurred on March 31, 2014.

“U.S. dollar-equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

Section 1.02                             Other Definitions.

Term	Defined in Section
“Affiliate Transactions”	4.05
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“DTC”	2.03
“Escrow Period	4.15
“Event of Default”	6.01
“Excess Proceeds”	4.07
“Legal Defeasance”	8.02
“Note Register”	2.03
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Indebtedness”	4.03
“Registrar”	2.03
“Restricted Payment”	4.04
“Special Mandatory Redemption Date”	3.09
“Special Mandatory Redemption Price”	3.09

Section 1.03                             Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“obligor” on the Notes and the Note Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.04                             Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           words in the singular include the plural, and in the plural include the singular;

(e)           “will” shall be interpreted to express a command;

(f)            provisions apply to successive events and transactions;

(g)           references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)           unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and

(j)            “including” means “including without limitation.”

Section 1.05                             Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, as applicable, if made in the manner provided in this Section 1.05.

(b)           [Intentionally Omitted]

(c)           The ownership of Notes shall be proved by the Note Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)           The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders.  Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)            Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)           Without limiting the generality of the foregoing, a Holder, including DTC, that is the Holder of a Global Note may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC, as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h)           The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2

THE NOTES

Section 2.01                             Form and Dating; Terms.

(a)           General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)           Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)           Temporary Global Notes.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(i)      During the Restricted Period, beneficial ownership interests in Regulation S Temporary Global Notes may only be sold, pledged or transferred (A) to the Issuer, (B) in an offshore transaction in accordance with Rule 904 of Regulation S (other than a transaction resulting in an exchange for an interest in a Regulation S Permanent Global Note) or (C) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States; and beneficial interests in a 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

(ii)     Within a reasonable period after expiration or termination of the Restricted Period, beneficial interests in each Regulation S Temporary Global Note shall be exchanged for beneficial interests in a Regulation S Permanent Global Note upon delivery to DTC of the certification of compliance and the transfer of applicable Notes pursuant to the Applicable Procedures.  Simultaneously with the authentication of the corresponding Regulation S Permanent Global Note, the Trustee shall cancel the corresponding Regulation S Temporary Global Note.  The aggregate principal amount of a Regulation S Temporary Global

Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(iii)    Notwithstanding anything to the contrary in Section 2.06, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (X) the expiration of the Restricted Period and (Y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(d)           Terms.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Escrow Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to an offer as provided in Section 4.07 or Section 4.09.  The Notes shall not be redeemable, other than as provided in Article 3.

Following the Escrow Release Date, Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than with respect to the purchase price thereof and the date from which the interest accrues) as the Initial Notes; provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.03.  The Notes and any Additional Notes shall be substantially identical other than the issuance dates, offering price, transfer restrictions and, if applicable, the date from which interest shall accrue.  Except as described under Article 9, the Initial Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.  Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued.  Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(e)           Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02                             Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Exhibit A attached hereto, by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of the Issuer’s order (an “Authentication Order”) signed by one Officer, authenticate and deliver the Initial Notes.  In addition, subject to the terms of this Indenture, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes in an aggregate principal amount to be determined at the time of issuance specified therein.  Such Authentication Order shall specify the amount of the Notes to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.01, shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03                             Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”), which shall initially be the Corporate Trust Office of the Trustee.  The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and any presentation may be made at the Corporate Trust Office of the Trustee.  The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Paying Agent, Registrar and Transfer Agent for the Notes and the Registrar to act as Custodian with respect to the Global Notes.

Section 2.04                             Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee, in writing, of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money.  If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05                             Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a).  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06                             Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary, (ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act or (iii) there will have occurred and be continuing a Default or Event of Default with respect to the Notes and the Depositary requests the issuance of Definitive Notes.  Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.06(c) or (e).  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.06(b), (c) and (i).

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)      Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)     All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

(iii)                          Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)                               if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv)                         Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:

(A)                               the Registrar receives the following:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Issuer so requests or if the Applicable Procedures so require an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)                               such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.

If any such transfer is effected pursuant to this Section 2.06(b)(iv)(A) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                                Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                             Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)                          Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive

Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) and if:

(A)                               the Registrar receives the following:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Issuer so requests or if the Applicable Procedures so require an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)                               such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.

(iv)                         Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                                Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note and, in the case of clause (C) above, the applicable Regulation S Global Note, and in all other cases, the IAI Global Note.

(ii)                                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               the Registrar receives the following:

(1)                                 if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)                                 if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Issuer so requests or if the Applicable Procedures so require an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)                               such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)                               Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(A) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)                                Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii)                             Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               the Registrar receives the following:

(1)                                 if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)                                 if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Issuer so requests an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)                               such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.

(iii)                               Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)                                Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE U.S. TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN ACCRETED VALUE/AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (d) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF APPLICABLE), OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR A SUBSIDIARY OF THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE

WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)                                  Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST ISSUER (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)                               Regulation S Temporary Global Note Legend.  Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.  NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.”

(g)                                  Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction.  If the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(i)                                To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii)                             No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer and Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.07, 4.09 and 9.05).

(iii)                          [Intentionally Omitted]

(iv)                         All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)                            Neither the Registrar nor the Issuer shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption of Notes for redemption under Section 3.02 and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi)                         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)                      Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 2.03, the Issuer shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii)                   At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.06.

(ix)                         All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar or the Issuer pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(x)                            The Trustee, Registrar and Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)                                     Automatic Exchange from Restricted Global Note to Unrestricted Global Note.  At the option of the Issuer and upon compliance with the following procedures, beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in an Unrestricted Global Note.  In order to effect such exchange, the Issuer shall provide written notice to the Trustee and the Issuer shall (i) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged.  As a condition to any such exchange pursuant to this Section 2.06(i), the Trustee shall be entitled to receive from the Issuer, and rely upon conclusively without any liability, an Officer’s Certificate and an Opinion of Counsel to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act and the terms and conditions of this Indenture.  The Issuer may request from Holders such information it reasonably determines is required in order to be able to deliver such Officer’s Certificate and Opinion of Counsel.  Upon such exchange of beneficial interests pursuant to this Section 2.06(i), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred.  Following any such transfer pursuant to this Section 2.06(i) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be canceled.

Section 2.07                             Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee (with respect to the Trustee) and the Issuer (with respect to the Issuer) to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer and/or the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                             Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09                             Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent (other than in respect of any action pursuant to the second paragraph under Section 9.02, which requires the consent of each Holder of an affected Note), Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10                             Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits accorded to Holders of Notes under this Indenture.

Section 2.11                             Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall, at the written direction of the Issuer, cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in accordance with its customary procedures.  Certification of the cancellation of all cancelled Notes shall be delivered to the Issuer upon written request.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                             Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes.  The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice (which shall be prepared by the Issuer) at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13                             CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01                             Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least 15 Business Days (or such shorter period as is agreed to by the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the paragraph or sub-paragraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

Section 3.02                             Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select Notes for redemption or purchase as follows (a) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, which requirements shall be specified in writing by the Issuer to the Trustee; or (b) if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate.  In the event of partial redemption or purchase, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Registrar and Paying Agent from the outstanding Notes not previously called for redemption or purchase.

The Registrar and Paying Agent shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes redeemed in part shall be redeemed only in integral multiples of $1,000, and no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03                             Notice of Redemption.

Except with respect to a redemption pursuant to Section 3.09, the Issuer shall mail or cause to be mailed by first class mail (or sent electronically) notices of redemption at least 30 days but not more than 60 days before the Redemption Date (provided that a redemption notice may be sent earlier than 60 days in connection with a Covenant Defeasance, Legal Defeasance or satisfaction and discharge pursuant to Section 14.01) to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depository.  Notices of redemption may be made conditioned upon one or more conditions precedent.  In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or the redemption date so delayed.

The notice shall identify the Notes to be redeemed (including CUSIP and/or ISIN numbers) and shall state:

(a)                                 the Redemption Date;

(b)                                 the redemption price;

(c)                                  if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note (other than Global Notes), a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)                                   that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)                                  the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)                                 that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the name of the Issuer and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least 5 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and a copy of the notice containing the information required in the preceding paragraph.

Section 3.04                             Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price, subject to the satisfaction of any conditions precedent.  The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05, on and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Section 3.05                             Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid on the redemption or purchase date to the Person in whose name such Note was registered at the close of business on such Record Date.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                             Notes Redeemed or Purchased in Part.

Upon surrender of a Note (other than a Global Note) that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07                             Optional Redemption.

(a)                                 At any time prior to April 15, 2017, the Issuer may redeem all or part of the Notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest thereon, to, but excluding, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date.

(b)                                 On or after April 15, 2017, the Issuer may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, to, but excluding, the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date, if redeemed during the 12-month period beginning on April 15 of the years indicated below:

Year	Redemption Price
2017	104.219%
2018	102.813%
2019	101.406%
2020 and thereafter	100.000%

(c)                                  At any time prior to April 15, 2017, the Issuer may redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 105.625% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer or its Affiliates), and (ii) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

Section 3.08                             Mandatory Redemption.

Except as set forth in Section 3.09, the Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09                             Special Mandatory Redemption.

(a)                                 In the event that Escrow Property is released to the Paying Agent pursuant to Section 2.3(b) or (c) of the Escrow Agreement due to a Mandatory Redemption Triggering Event, the Escrow Issuer shall redeem all of the Notes at a price equal to 100% of their aggregate principal amount, plus accrued and unpaid interest from the Issue Date up to, but not including, the date of redemption (the “Special Mandatory Redemption Price”) on the Business Day (the “Special Mandatory Redemption Date”) such Escrow Property is payable to the Paying Agent by the Escrow Agent pursuant to the terms of the Escrow Agreement.  The Escrow Issuer shall provide notice of the redemption pursuant to this Section 3.09 to the Trustee and the Escrow Issuer shall mail, or with respect to global notes to the extent permitted or required by applicable DTC procedures or regulations, send electronically, or the Escrow Issuer shall instruct the Trustee to mail or send at the Escrow Issuer’s expense, such notice of redemption to the Holders, which notice shall specify (i) the calculations of the amounts for the Special Mandatory Redemption Price and other amounts due, (ii) the Special Mandatory Redemption Date, which date shall be four (4) Business Days from the date such notice is delivered to the Trustee and, (iii) in the case of global notes, such other information as may be required by the procedures of DTC.  The Paying Agent shall apply any amount of Escrow Property received by the Escrow Agent following a Mandatory Redemption Triggering Event to pay the Special Mandatory Redemption Price for all then outstanding Notes on the Special Mandatory Redemption Date and then any excess funds shall be returned by the Paying Agent to the Escrow Issuer.  In the event the Escrow Property received by the Paying Agent is for any reason insufficient to pay the Special Mandatory Redemption Price for all outstanding Notes, the Escrow Issuer shall be liable for any deficiency.

(b)                                 Upon the release of the Escrow Property to the Issuer in accordance with the Escrow Agreement, the Notes shall no longer be subject to a Special Mandatory Redemption pursuant to this Section 3.09.

ARTICLE 4

COVENANTS

Section 4.01                             Payment of Principal, Premium and Interest.

The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or an Affiliate thereof, holds as of 10:00 a.m. New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

Section 4.02                             Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence (corporate or otherwise) and related rights and franchises (charter and statutory) of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the existence (corporate or otherwise) of any such Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and that the loss thereof could not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

Section 4.03                             Limitation on Indebtedness, Disqualified Stock and Preferred Stock.

(a)                                 The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness or issue shares of Disqualified Stock; provided that the Company or any Guarantor may Incur Indebtedness or issue shares of Disqualified Stock or shares of Preferred Stock if, after giving effect to the Incurrence of such Indebtedness, or the issuance of such Disqualified Stock or Preferred Stock, as the case may be, and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be positive and less than 5.0 to 1.

(b)                                 Section 4.03(a) will not prohibit the Incurrence of any of the following (collectively, “Permitted Indebtedness”):

(1)                                 the Incurrence by the Company or any Guarantor of Indebtedness under a Revolving Credit Agreement (including, without limitation, the Incurrence by the Company and the Guarantors of Guarantees thereof) in an aggregate amount at any one time outstanding pursuant to this clause (1) not to exceed, when taken together with the amount of any Indebtedness or other obligations Incurred in connection with a Qualified Receivables Financing under clause (20) below or otherwise, $30 million;

(2)                                 Existing Indebtedness;

(3)                                 the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes issued on the Issue Date and the related Note Guarantees;

(4)                                 the Incurrence by the Company or any Restricted Subsidiary of Indebtedness (including Indebtedness represented by Capital Lease Obligations not associated with IRUs, mortgage financings or purchase money obligations) Incurred for the purpose of financing all or any part of the purchase price or cost of lease, construction, installation, repair or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary (including any reasonably related fees or expenses Incurred in connection with such acquisition, construction or improvement, and whether through the direct purchase of such assets or through the purchase of the Capital Stock of any Person owning such assets), in an aggregate amount, including all Indebtedness Incurred and Disqualified or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (4), not to exceed, at any time outstanding $15 million;

(5)                                 the Incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net cash proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Indenture to be Incurred under Section 4.03(a) or clauses (2), (3) or (5) of this Section 4.03(b), including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums, fees and expenses in connection therewith;

(6)                                 the Incurrence by the Company or any Restricted Subsidiary of Indebtedness owing to and held by the Company or any Restricted Subsidiary; provided that:

(a)                                 if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to a non-Guarantor Restricted Subsidiary, such Indebtedness must be unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(b)                                 any event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary (except for any pledge of such Indebtedness constituting a Permitted Lien until the pledgee commences actions to foreclose on such Indebtedness) will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 (i) the Guarantee by the Company or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary and (ii) the Guarantee by a non-Guarantor Restricted Subsidiary of Indebtedness of another non-Guarantor Restricted Subsidiary, in each case, that was permitted to be Incurred by another provision of this Section 4.03;

(8)                                 the Incurrence by the Company or any Guarantor of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(9)                                 the Incurrence by the Company or any Guarantor of Indebtedness arising from agreements providing for indemnification, earn-outs, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition or acquisition of any business, assets or Capital Stock of a Guarantor (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of a Guarantor for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Company or any Guarantor in connection with such disposition;

(10)                          the Incurrence by the Company or any Restricted Subsidiary of Indebtedness in respect of bid, performance or surety bonds or letters of credit issued in the ordinary course of business, including letters of credit supporting lease obligations or supporting such bid, performance or surety bonds or in respect of workers’ compensation claims, health, disability or other employee benefits (whether current of former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims; provided that, upon the drawing of such letters of credit or the Incurrence of such repayment or reimbursement obligations under any such bid, performance or surety bonds, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(11)                          the Incurrence by the Company or any Restricted Subsidiary of Indebtedness to the extent the net cash proceeds thereof are promptly deposited pursuant to Section 8.02, 8.03 or 14.01;

(12)                          customer deposits and advance payments received from customers for goods and services sold in the ordinary course of business;

(13)                          the Incurrence by the Company or any Restricted Subsidiary of Indebtedness (including Capital Lease Obligations) represented by an IRU which is entered into in the ordinary course of business;

(14)                          the Incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate amount at any one time outstanding pursuant to this clause (14), not to exceed $25 million, provided that the principal amount of Indebtedness Incurred by any Restricted Subsidiary that is not a Guarantor pursuant to this clause (14) does not exceed $15 million at any one time outstanding;

(15)                          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(16)                          Indebtedness, Disqualified Stock or Preferred Stock (i) of the Company or any of its Restricted Subsidiaries Incurred to finance an acquisition and (ii) of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock, either:

(a)                                 the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.03(a); or

(b)                                 the Consolidated Leverage Ratio would be less than immediately prior to such acquisition;

(17)                          Indebtedness owed on a short-term basis to banks and other financial institutions Incurred in the ordinary course of business of the Company and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and the Restricted Subsidiaries;

(18)                          Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s-length commercial terms;

(19)                          shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (19);

(20)                          Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings) in an amount, when taken together with all Indebtedness Incurred under clause (1) above, will not exceed $30 million at any one time outstanding; and

(21)                          customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business.

(c)                                  For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories described in clauses (1) through (21) of Section 4.03(b) or is entitled to be Incurred pursuant to Section 4.03(a), the Company shall, in its sole discretion, at the time of Incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant.  Accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03.  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness, provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

(d)                                 For purposes of determining compliance with this covenant, (x) all Preferred Stock issued by a Subsidiary of such Person shall be valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price plus accrued dividends and (y) all Disqualified Stock issued by such Person shall be valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price plus accrued dividends.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness will be required to be determined pursuant to this Indenture.

(e)                                  For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar-equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Section 4.04                             Limitation on Restricted Payments.

(a)                                 The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(i)                                     declare or pay any dividend or make any other payment or distribution with respect to any of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary));

(ii)                                  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) any Equity Interests of the Company;

(iii)                               call for redemption or make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to the Stated Maturity thereof, any Subordinated Indebtedness except (a) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase or other acquisition or (b) intercompany Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(6); or

(iv)                              make any Investment (other than a Permitted Investment);

unless, at the time of and after giving pro forma effect to such Restricted Payment:

(1)                                 no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

(2)                                 the Company’s Consolidated Leverage Ratio would be positive and less than 4.25 to 1; and

(3)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after January 26, 2011 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5) and (8) of Section 4.04(b)), is less than the sum, without duplication, of:

(a)                                 (x) the aggregate Consolidated Cash Flow accrued in the period beginning on the first day of the quarter beginning on January 1, 2011, and ending on the last day of the most recent quarter for which internal financial statements are available prior to the date of such proposed Restricted Payment (or, if such Consolidated Cash Flow for such period is a deficit, less 100% of such deficit), less (y) 1.5 times consolidated interest expense during such period; plus

(b)                                 100% of the aggregate amount received by the Company in cash and the Fair Market Value of property other than cash since January 26, 2011 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or any Restricted Subsidiary and the amount of reduction of Indebtedness of the Company or its Restricted Subsidiaries that has been converted into or exchanged for such Equity

Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Company); plus

(c)                                  with respect to Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries after January 26, 2011, an amount equal to the net reduction in such Investments in any Person (except, in each case, to the extent any such amount is included in the calculation of Consolidated Net Income), resulting from repayment to the Company or any Restricted Subsidiary of loans or advances or from the receipt of net cash proceeds from the sale of any such Investment in an amount equal to 100% of the net cash proceeds or the Fair Market Value of the property other than cash, from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of such Investments previously made by the Company or any Restricted Subsidiary of such Person; plus

(d)                                 the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of the Company or any Restricted Subsidiary thereof issued after January 26, 2011 (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Company or any Restricted Subsidiary)) which has been converted into or exchanged for Equity Interests in the Company or any other direct or indirect parent of the Company (other than Disqualified Stock).

(b)                                 The provisions of Section 4.04(a) shall not prohibit the following; provided that, in the case of clauses (7) and (8) below only, no Default has occurred and is continuing or would be caused thereby:

(1)                                 the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture, and the redemption of any Indebtedness that is subordinated in right of payment to the Notes or the Note Guarantees within 60 days after the date on which notice of such redemption was given, if at said date of the giving of such notice, such redemption would have complied with the provisions of this Indenture;

(2)                                 the payment of any dividend by a Restricted Subsidiary to all the holders of its Common Stock on a pro rata basis;

(3)                                 any Restricted Payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for such Restricted Payment will be excluded from Section 4.04(a)(3)(b);

(4)                                 the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or the Note Guarantees in exchange for or with the net cash proceeds from a substantially concurrent Incurrence (other than to a Subsidiary of the Company) of, Permitted Refinancing Indebtedness;

(5)                                 the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof and applicable withholding taxes, if any;

(6)                                 the payment of cash in lieu of fractional Equity Interests pursuant to the exchange or conversion of any exchangeable or convertible securities; provided, that such payment shall not be for the purpose of evading the limitations of this covenant (as determined by the Board of Directors of the Company in good faith);

(7)                                 the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, in each case issued in accordance with Section 4.03;

(8)                                 other Restricted Payments in an aggregate amount not to exceed $150 million;

(9)                                 purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(10)                          payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Company; and

(11)                          the purchase, retirement, redemption or other acquisition for value of Equity Interests of the Company held by any future, present or former employee, director or consultant of the Company or any Subsidiary of the Company (or their permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (11) shall not exceed (x) $1.0 million in any calendar year, with unused amounts in any calendar year being permitted to be carried over for the next succeeding calendar year up to a maximum of $2.5 million in the aggregate in any calendar year.

(c)                                  The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

(d)                                 For purposes of this Section 4.04, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company may divide and classify such Investment or Restricted Payment in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

Section 4.05                             Limitation on Transactions with Affiliates.

(a)                                 The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any of their Affiliates (each, an “Affiliate Transaction”), unless:

(1)                                 such Affiliate Transaction is on terms that are not less favorable, taken as a whole, in any material respect to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)                                 the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a Board Resolution set forth in an Officer’s Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (a)(1) above and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the Disinterested Members.

(b)                                 The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.05(a):

(1)                                 transactions between or among the Company and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction);

(2)                                 (a) Restricted Payments that are permitted by this Indenture and (b) Permitted Investments;

(3)                                 transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an independent accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of Section 4.05(a);

(4)                                 payments or loans (or cancellation of loans, advances or guarantees) or advances to employees or consultants or guarantees in respect thereof for bona fide business purposes in the ordinary course of business;

(5)                                 any agreement as in effect as of the Issue Date as thereafter amended, supplemented or replaced (so long as not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction or payments contemplated thereby;

(6)                                 (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with Unrestricted Subsidiaries in the ordinary course of business;

(7)                                 the sale or issuance of Equity Interests (other than Disqualified Stock) of the Company;

(8)                                 any contribution to the capital of the Company (other than Disqualified Stock);

(9)                                 any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of the Company or any of its Subsidiaries other than the Company or a Restricted Subsidiary shall have a beneficial interest or otherwise participate in such Person;

(10)                          transactions between the Company or any of its Restricted Subsidiaries and any Person, who is a director or has a director of which is also a director of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent of the Company, as the case may be, on any matter involving such other Person;

(11)                          pledges of Equity Interests of Unrestricted Subsidiaries;

(12)                          transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Company or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(13)                          the existence of, or the performance by the Company or any of its Restricted Subsidiaries of their obligations under the terms of, any customary registration rights agreement to which they are a party or become a party in the future;

(14)                          any employment agreements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and the payment of reasonable and customary fees and reimbursements paid to, and customary indemnity and similar arrangements provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary or (to the extent relating to the business of the Company and its Subsidiaries) any other direct or indirect parent of the Company;

(15)                          any transaction effected as part of a Qualified Receivables Financing permitted hereunder;

(16)                          the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company or of a Restricted Subsidiary of the Company, as appropriate, in good faith; and

(17)                          any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with current, former or future officers and employees of the Company or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Company or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business.

Section 4.06                             Limitation on Liens.

(a)                                 The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any Obligations of the Company or such Restricted Subsidiary, unless (i) in the case of Liens securing Subordinated Indebtedness, the Notes or Note Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on a senior basis to the Subordinated Indebtedness so secured until such time as such Subordinated Indebtedness is no longer so secured by a Lien and, (ii) in the case of Liens securing Secured Indebtedness, the Notes or Notes Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on an equal and ratable basis with the Secured Indebtedness so secured until such time as such Secured Indebtedness is no longer so secured by a Lien.

(b)                                 Any Lien which is granted to secure the Notes or such Guarantee pursuant to Section 4.06(a)(i) shall be automatically released and discharged at the same time as the release of the Lien (other than a release following enforcement of remedies in respect of such Lien or the Obligations secured by such Lien) that gave rise to the obligation to secure the Notes or such Guarantee under Section 4.06(a)(i).

Section 4.07                             Limitation on Sale of Assets.

(a)                                 The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

(1)                                 the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)                                 at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of:

(a)                                 Cash Equivalents (including any Cash Equivalents received from the conversion within 90 days of such Asset Sale of any securities, notes or other obligations received in consideration of such Asset Sale);

(b)                                 Replacement Assets; or

(c)                                  any combination of the consideration specified in clauses (a) and (b).

(b)                                 Any Net Available Cash received by the Company or any Restricted Subsidiary from any Asset Sale in the case of any Asset Sale (A) shall be reinvested within 365 days in Replacement Assets (or so long as a binding agreement with respect to the purchase of Replacement Assets is entered into within 365 days after the Asset Sale, 90 days after the date of such binding agreement), or (B) shall prepay, repay, purchase or redeem any Secured Indebtedness (if the Indebtedness being repaid is a Revolving Credit Agreement, to correspondingly reduce commitments with respect thereto, other than Indebtedness owed to the Company or any Restricted Subsidiary or (C) shall otherwise be used to make an Offer to Purchase (as described below) in accordance with the following paragraph.

The amount of such Net Available Cash required to be applied (or to be committed to be applied) during such 365 day period as set forth in Section 4.07(b) and not applied (or committed to be applied) as so required by the end of such period shall constitute “Excess Proceeds.”  If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds totals at least $20 million, the Company must commence, not later than the 15th Business Day of such month, and consummate an Offer to Purchase, from the Holders and all holders of other Pari Passu Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, the maximum principal amount of Notes and such other Pari Passu Debt that may be purchased out of the Excess Proceeds.  The offer price in any such Offer to Purchase will be equal to 100% of the principal amount (or accreted value, if applicable) of the Notes and such other Pari Passu Debt plus accrued and unpaid interest to, but excluding, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date falling on or prior to the redemption date, and will be payable in cash.  To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this Section 4.07, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture, and those Excess Proceeds shall no longer constitute “Excess Proceeds.”  If the aggregate principal amount of Notes and Pari Passu Debt tendered or otherwise surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes (and the Company or its agents shall select such Pari Passu Debt) to be purchased in the manner described below.

(c)                                  If more Notes are tendered pursuant to an Offer to Purchase than the Company is required to purchase, selection of such Notes for purchase will be made in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed (so long as the Trustee knows of such listing) or if such Notes are not listed, on a pro rata basis (with adjustments so that only notes in denominations of the minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof shall be purchased), by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided, that the selection of Notes for purchase shall not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000.  No note will be repurchased in part if less than the minimum denomination of such note would be left outstanding.

(d)                                 For the purposes of this Section 4.07, the following are deemed to be Cash Equivalents:  the assumption of (i) Indebtedness of the Company (other than Disqualified Stock or Indebtedness that is by its terms subordinated in right of payment to the Notes) or (ii) Indebtedness of any Restricted Subsidiary (other than Indebtedness of a Guarantor that is by its terms subordinated in right of payment to the Notes or Disqualified Stock of any Guarantor), and, in each case, the full and unconditional release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Sale.

Section 4.08                            Future Subsidiary Note Guarantees.

On the Escrow Release Date, the Initial Guarantors will guarantee the Notes in the manner and on the terms set forth in Section 13 of this Indenture pursuant to the Escrow Release Supplemental Indenture.  If the Company or any Restricted Subsidiary acquires, creates or becomes a Material Domestic Subsidiary on or after the Issue Date, then that newly acquired or created Material Domestic Subsidiary must become a Guarantor and execute a supplemental indenture substantially in the form of Exhibit E hereto (but not prior to the Escrow Release Date).

Section 4.09                             Purchase of Notes upon a Change of Control Triggering Event.

(a)                                 Unless the Issuer has previously or concurrently mailed an unconditional redemption notice with respect to all the outstanding Notes as described in Section 3.03, the Issuer must commence, within 30 days of the occurrence of a Change of Control Triggering Event, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest thereon, to, but excluding, the date of repurchase, subject to the rights of Holders of Notes, on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date.

(b)                                 The Company will not be required to make an Offer to Purchase upon a Change of Control Triggering Event if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

Section 4.10                             Limitation on Sale and Leaseback Transactions.

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction with respect to assets or properties if:

(1)                                 the Company or such Restricted Subsidiary, as applicable, could have (a) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.06;

(2)                                 the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and

(3)                                 the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.07.

Section 4.11                             Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                 The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)                                 pay any liabilities owed to the Company or any of Restricted Subsidiary;

(3)                                 make loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(4)                                 sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary.

(b)                                 Section 4.11(a) will not apply to encumbrances or restrictions:

(1)                                 existing under, by reason of or with respect to the Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, taken as a whole, are not, as determined by the Company in good faith, materially more restrictive than those contained in the agreements relating to Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(2)                                 set forth in this Indenture, the Notes and the Note Guarantees;

(3)                                 existing under or by reason of applicable law, rule, regulation or order;

(4)                                 any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5)                                 customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary;

(6)                                 restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(7)                                 arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary or (y) affect the Company’s ability to make anticipated principal or interest payment on the Notes in any material respect (in each case as determined by the Company in good faith);

(8)                                 that restrict distributions or transfer by a Restricted Subsidiary if such restrictions exist under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, that Restricted Subsidiary and are pending such sale or other disposition;

(9)                                 customary provisions contained in leases, licenses, contracts and other similar agreements entered into in the ordinary course of business to the extent imposing restrictions of the type described in clause (4) of Section 4.11(a) on the property subject to such lease;

(10)                          arising from customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business and which the Board of Directors of the Company determines in good faith will not adversely affect the Company’s ability to make payments of principal or interest on the Notes;

(11)                          any encumbrance or restriction contained in Secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.06 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;

(12)                          existing pursuant to any agreement or instrument relating to Indebtedness or Preferred Stock of a Restricted Subsidiary permitted to be Incurred under this Indenture following the Issue Date if (A) the encumbrances or restrictions are not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Company) and (B) either (x) the Company determines that such encumbrance or restriction will not adversely affect the Company’s ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions only apply during the continuance of a default in respect of a payment or financial maintenance covenant default in respect of such Indebtedness;

(13)                          customary provisions in (x) joint venture agreements entered into in the ordinary course of business with respect to the Equity Interests subject to the joint venture and (y) operating or other similar agreements, asset sale agreements, stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;

(14)                          encumbrance or restriction under purchase money obligations for property acquired, IRUs and Capitalized Lease Obligations in the ordinary course of business to the extent imposing restrictions on the property so acquired;

(15)                          any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary and its assets;

(16)                          other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Company that is Incurred subsequent to the Issue Date pursuant Section 4.03, provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company’s ability to make anticipated principal or interest payment on the Notes (as determined by the Company in good faith);

(17)                          existing under, by reason of or with respect to Permitted Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(18)                          Indebtedness of Foreign Subsidiaries permitted to be Incurred pursuant to the provisions of Section 4.03; and

(19)                          any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (18) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive as a whole with respect to such encumbrances or restrictions than prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.12                             Designation of Restricted and Unrestricted Subsidiaries.

(a)                                 The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(1)                                 any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be, at the time of such designation, and such Incurrence of Indebtedness would be permitted under Section 4.03;

(2)                                 the aggregate Fair Market Value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under Section 4.04;

(3)                                 such Subsidiary does not hold any Capital Stock or Indebtedness of, or own or hold any Lien on any property or assets of, or have any Investment in, the Company or any Restricted Subsidiary;

(4)                                 the Subsidiary being so designated:

(i)                  is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(ii)               is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(iii)            has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary, except to the extent such Guarantee or credit support would be released upon such designation; and

(5)                                 no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officer’s Certificate and an Opinion of Counsel certifying that such designation complied with the preceding conditions and was permitted by this Indenture.  If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (4) above, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary as of such date, and if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Company will be in default under this Indenture.

(b)                                 The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1)                                 such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under Section 4.03;

(2)                                 all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under Section 4.04;

(3)                                 all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.06; and

(4)                                 no Default or Event of Default would be in existence following such designation.

Section 4.13                             Provision of Financial Information.

(a)                                 Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC, to the extent permitted by the Exchange Act, and deliver to the Trustee and, upon written request, the Holders of the Notes:

(1)                                 all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company was required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the SEC on Form 8-K if the Company was required to file such reports.

(b)                                 In the event that the Company is not required to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless deliver such Exchange Act information to the Trustee and the Holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (1) in the case of quarterly reports, within 15 days after the time period specified in the SEC’s rules and regulations and (2) in the case of annual reports, within 30 days after the time period specified in the SEC’s rules and regulations.  The posting of such reports, documents and information to the SEC’s or the Company’s website shall constitute delivery of such information to the Trustee and the Holders of Notes.  In addition, in the event the Company and Cogent Holdco are not required to file reports under Section 13 or 15(d) of the Exchange Act, the Company will hold a quarterly conference call with Holders, qualified prospective investors and securities analysts to discuss the information contained in the annual and quarterly reports required hereunder not later than ten business days following the time the Company furnishes such reports to the Trustee.

(c)                                  If the Company has designated as Unrestricted Subsidiaries any of its Subsidiaries that is a Significant Subsidiary or that, when taken together with all other Unrestricted Subsidiaries, would be a Significant Subsidiary, then the quarterly and annual financial information required by this Section 4.13 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(d)                                 So long as any Notes remain outstanding the Company and the Guarantors shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e)                                  Notwithstanding the foregoing, for so long as the Company is a wholly owned Subsidiary of Cogent Holdco and Cogent Holdco is a Guarantor, the financial statements referred to above may be the financial statements of Cogent Holdco so long as reasonably detailed information is provided showing the assets, liabilities, and operating results that are not attributable to the Company and its Subsidiaries.

(f)                                   The Company will be deemed to have satisfied the information and reporting requirements of the first paragraph of this covenant with respect to the Holders if (a) the Company or Cogent Holdco has filed such reports containing such information (including the information required pursuant to the first sentence of Section 4.13(e), which, for the avoidance of doubt, need not be filed with the SEC via EDGAR to the extent it is otherwise provided to Holders pursuant to this Section 4.13) with the SEC via the EDGAR (or successor) filing system or (b) the Company or such Subsidiary or such parent has made such reports available electronically (including by posting to a non-public, password-protected website as provided above) pursuant to this Section 4.13.

(g)                                  Delivery of reports, information and documents to the Trustee pursuant to this Section 4.13 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.14                             Statement by Officers as to Default.

(a)                                 The Company will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Company (which fiscal year ends on December 31) after the Issue Date, an Officer’s Certificate, as to compliance herewith, including whether or not, after a review of the activities of the Company during such year and of the Company’s and each Guarantor’s performance under this Indenture, to the best knowledge of the signer on behalf of the Company, based on such review of the signer thereof, the Company and each Guarantor are in compliance with all conditions and covenants under this Indenture and is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Company and the Guarantors with respect thereto.

(b)                                 When any Default or Event of Default has occurred and is continuing, the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission of an Officer’s Certificate specifying such Default or Event of Default, within 10 Business Days after becoming aware of the occurrence of such Default or Event of Default and specifying any actions being taken by the Company and the Guarantors with respect thereto.

Section 4.15                             Limitations on Activities Prior to the Escrow Release; Applicability of Covenants.

(a)                                 Notwithstanding anything to the contrary contained herein, prior to the Escrow Release Date, Escrow Issuer’s primary activities will be restricted to issuing the Notes, issuing capital stock to, and receiving capital contributions from direct and indirect parent companies of the Escrow Issuer, performing its obligations in respect of the Notes under this Indenture and the Escrow Agreement, participating in the Final Merger and the Release, redeeming the Notes, if applicable, pursuant to Section 3.09 and conducting such other activities as are necessary or appropriate to carry out the activities described above or related to the Transactions.  Prior to the Escrow Release Date, the Escrow Issuer will not own, hold or otherwise have any interest in any assets other than the Escrow Agreement and the Escrow Account, cash and Cash Equivalents, the Notes and this Indenture.

(b)                                 Notwithstanding anything to the contrary contained herein, prior to the Escrow Release Date, the Escrow Issuer shall not engage in any activity or enter into any transaction or agreement (including, without limitation, making any restricted payment, incurring any debt, incurring any Liens except in favor of the Holders, entering into any merger (other than with respect to the Final Merger), consolidation or sale of all or substantially all of its assets or engaging in any transaction with its Affiliates) except in the ordinary course of business or necessary, advisable or appropriate to effectuate the transactions contemplated above, together with such amendments, modifications and waivers that are not, individually or in the aggregate, materially adverse to the Holders.

(c)                                  Prior to the Escrow Release Date, neither the Company nor any of its Restricted Subsidiaries will be subject to this Indenture or any of the covenants in Article 4 or Article 5, however, any activity engaged in or transaction or agreement entered into by the Company or any of the Company’s Restricted Subsidiaries during the period from and including the Issue Date and ending on the Escrow Release Date (the “Escrow Period”) that would have been subject to the covenants in Article 4 or Article 5, other than in connection with the Transactions, shall be deemed to have occurred on the Issue Date as if all such covenants had been applicable to the Company and its Restricted Subsidiaries since the Issue Date and throughout the Escrow Period and shall be classified as having been made or incurred or entered into pursuant to any relevant provision of such covenants; provided that the calculations made under this Indenture shall be made as if the covenants had been in effect since the Issue Date and throughout the Escrow Period.

ARTICLE 5

SUCCESSORS

Section 5.01                             Merger, Consolidation or Sale of Assets.

(a)                                 Other than in connection with the Transactions, the Company will not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                 immediately after giving effect to such transaction, no Default or Event of Default exists;

(2)                                 either:

(a)                                 the Company is the surviving corporation; or

(b)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (i) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia or any territory thereof; provided that in the case where such Person is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws and (ii) assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture;

(3)                                 immediately after giving effect to such transaction on a pro forma basis, (i) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition will have been made, will be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.03(a); or (ii) the Consolidated Leverage Ratio is positive and less than the Company’s Consolidated Leverage Ratio immediately prior to such transaction;

(4)                                 if the Person formed by or surviving any such consolidation or merger is other than the Company, each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, will have confirmed to the Trustee in writing that its Note Guarantee will apply to the obligations of the Company or the surviving Person in accordance with the Notes and this Indenture; and

(5)                                 the Company delivers to the Trustee an Officer’s Certificate (attaching the arithmetic computation to demonstrate compliance with clause (3) above) and Opinion of Counsel, in each case stating that such transaction and such agreement comply with this covenant and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with;

provided that clause (3) above will not apply (i) if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the foregoing limitations; or (ii) to any consolidation, merger, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any Guarantor. Notwithstanding the foregoing, (1) any Restricted Subsidiary may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Company, (2) the Company may merge or consolidate with a newly organized Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby and (3) the Company may convert into a limited partnership or limited liability company existing under the laws of the jurisdiction of organization of the Company so long as the Company causes a corporation to be a co-obligor under the Notes.

(b)                                 Other than Cogent Holdco, a Guarantor will not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not such Guarantor is the surviving Person), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Guarantor, in one or more related transactions, to another Person, other than the Company or another Guarantor, unless:

(1)                                 immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)                                 either:

(a)                                 the Guarantor is the surviving corporation, or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition which has been made (i) is organized or existing under the laws of the United States, any state thereof or the District of Columbia or any territory thereof and (ii) assumes all the obligations of that Guarantor under this Indenture, including its Note Guarantee pursuant to a supplemental indenture; or

(b)                                 such sale, assignment, transfer, lease, conveyance or other disposition or consolidation or merger complies with the covenant described above under Section 4.07.

(c)                                  Notwithstanding clause (b) above, (1) a Guarantor may merge or consolidate with a newly organized Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in another state of the United States, the District of Columbia or any territory of the United States, so long as the amount of Indebtedness of the Guarantor is not increased thereby, (2) a Guarantor may merge or consolidate with another Guarantor or the Company and (3) a Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Section 5.02                             Successor Substituted.

Upon any consolidation, merger, sale, assignment, transfer, conveyance or other disposition in accordance with Section 5.01, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Company” will refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company in this Indenture and the Company will automatically be released and discharged from its obligations under this Indenture and the Notes.  Upon any consolidation, merger, sale, assignment, transfer, conveyance or other disposition in accordance with Section 5.01(b), the successor Person formed by such consolidation or into or with which a Guarantor is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Guarantor” will refer instead to the successor Person and not to such Guarantor), and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such successor Person had been named as a Guarantor in this Indenture, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Note Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01                             Events of Default.

(a)                                 Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest on the Notes;

(2)                                 default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3)                                 failure by the Issuer or any Restricted Subsidiary to make or consummate an Offer to Purchase in accordance with Section 4.07 or Section 4.09 or to comply with the provisions under Section 5.01;

(4)                                 failure by the Company or any Restricted Subsidiary for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in this Indenture;

(5)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Significant Subsidiary (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary) (other than

Indebtedness owing to the Company or a Restricted Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)                                 is caused by a failure to make any payment within any applicable grace period when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness that is then subject to a Payment Default or the maturity of which has been so accelerated, aggregates $20 million or more;

(6)                                 failure by the Company or any Significant Subsidiary to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable and solvent carrier) aggregating in excess of $20 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)                                 except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee and such default continues for 10 days;

(8)                                 there shall have been the entry of a decree or order that remains unstayed and in effect for 60 consecutive days by a court of competent jurisdiction under any applicable Bankruptcy Code (a) for relief in an involuntary case or proceeding in respect of the Escrow Issuer, the Company, any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary or (b) adjudging the Escrow Issuer, the Company, any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary bankrupt or insolvent or (c) appointing a custodian of the Escrow Issuer, the Company, any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary or of substantially all of the assets of the Escrow Issuer, the Company or such Significant Subsidiary, or ordering the winding up or liquidation of their affairs;

(9)                                 the Escrow Issuer, the Company, any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary (a) commences a voluntary case or proceeding in respect of the Escrow Issuer, the Company, such Significant Subsidiary or such group of Restricted Subsidiaries under any applicable Bankruptcy Code or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) consents to the entry of a decree or order for debt relief in respect of the Escrow Issuer, the Company, such Significant Subsidiary or such group of Restricted Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Code or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) consents to the filing of such petition for the appointment of, or taking possession by, a custodian of the Escrow Issuer, the Company, such Significant Subsidiary or such group of Restricted Subsidiaries or of substantially all of the assets of the Escrow Issuer, the Company or such Significant Subsidiary, (d) makes a general assignment for the benefit of creditors or (e) admits in writing its inability to pay its debts generally as they become due; or

(10)                          failure by the Escrow Issuer to comply with Section 3.09.

(b)                                 In the event of any Event of Default specified in Section 6.01(a)(5), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if prior to the earlier of

(i) a declaration of acceleration pursuant to the preceding paragraph and (ii) 20 days after such Event of Default arose, the Company delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured.

Section 6.02                             Acceleration.

If an Event of Default (other than as specified in Section 6.01(a)(8) or (9)) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (with a copy to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately.  If an Event of Default specified in Section 6.01(a)(8) or (9) occurs and is continuing, then all the Notes shall become due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

Section 6.03                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive, rescind or cancel any existing Default or Event of Default and its consequences hereunder if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver, rescission or cancellation shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                             Control by Majority.

Subject to the provision of an indemnity satisfactory the Trustee, the Holders of a majority in aggregate principal amount of the then-outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it.  However, the Trustee a may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee’s personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06                             Limitation on Suits.

Subject to Section 6.07, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:  (1) the Holder gives the Trustee written notice of a continuing Event of Default; (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy; (3) such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a written direction that is inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain preference or priority over another Holder of a Note.

Section 6.07                             Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer pursuant to Section 4.07 or Section 4.09), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08                             Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                             Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10                             Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12                             Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13                             Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

(i)                  to the Trustee, Paying Agent, Registrar, Transfer Agent, their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses, fees, costs and liabilities incurred, and all advances made, by the Trustee, Paying Agent, Registrar or Transfer Agent and the costs and expenses of collection;

(ii)               to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii)            to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                  the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)               in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)                  this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                                  The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                             Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)                                   None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if an indemnity satisfactory to it against such risk or liability is not assured to it.

(g)                                  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)                                 In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)                                    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)                                 The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l)                                     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(m)                             The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

Section 7.03                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.

However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04                             Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                             Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs.  Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.  The receipt of reports, information and documents delivered to the Trustee pursuant to Section 4.13 shall not constitute actual knowledge or the receipt of written notice of any Default on the part of the Trustee.

Section 7.06                             Reports by Trustee to Holders of the Notes.

Within 60 days after each April 1, beginning with the April 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with Trust Indenture Act Section 313(b)(2).  The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d).  The Issuer shall promptly notify the Trustee in writing when, if applicable, the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07                             Compensation and Indemnity.

The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer and the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer and the Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

Notwithstanding anything contrary in Section 4.06 hereto, to secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) or (9) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.  As used in this Section 7.07, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.

Section 7.08                             Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Trustee may resign in writing at any time and the Registrar, Paying Agent and Transfer Agent may resign with 60 days’ prior written notice and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing and may remove the Registrar, Paying Agent or Transfer Agent by so notifying such Registrar, Paying Agent or Transfer Agent, as applicable, with 90 days’ prior written notice.  The Issuer may remove the Trustee if:

(a)                                 the Trustee fails to comply with Section 7.10;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;

(c)                                  a custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, and upon payment of the retiring Trustee’s fees and expenses (including the fees and expenses of its agents and counsel), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

As used in this Section 7.08, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.

Section 7.09                             Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10                             Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5).  The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11                             Preferential Collection of Claims Against Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

Section 7.12                             Escrow Authorization.

Each Holder, by its acceptance of a Note, (i) consents and agrees to the terms of the Escrow Agreement, including documents related thereto, as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment that would materially adversely affect the rights of the Holders may be effected without the consent of the Holders of a majority of the aggregate principal amount of the Notes then outstanding), and (ii) authorizes and directs the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Issuer shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured pursuant to the Escrow Agreement, according to the intent and purpose expressed in the Escrow Agreement.  The Issuer shall take, or shall cause to be taken, any and all actions reasonably required to cause the creation and maintenance of, as security for the obligations of the Issuer under this Indenture and the Notes as provided in the Escrow Agreement, valid and enforceable first priority perfected Liens in and on all of the Escrow Property, in favor of the Trustee for its benefit and for the benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens.  The Trustee shall have no duty to file any financing or continuation statements or otherwise take any actions to perfect the Lien granted under the Escrow Agreement.  For the avoidance of doubt, upon any termination of the Escrow Agreement, the Trustee hereby authorizes the Escrow Issuer and the Company to take all steps reasonably necessary to terminate any financing statements that have not been terminated pursuant to the Escrow Agreement or this Section 7.12 at the Escrow Issuer’s and the Company’s expense and the Trustee shall execute such other documents without recourse, representation or warranty of any kind as the Escrow Issuer or the Company may reasonably request in writing to evidence or confirm the termination of such security interest.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                             Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                             Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, Note Guarantees and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04;

(b)                                 the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)                                  the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Company’s and the Guarantors’ obligations in connection therewith; and

(d)                                 this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03                             Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14, clauses (1), (3), (4), (5), (6), (7) and (8) of Section 5.01(a), and Section 5.01(b) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), the Note Guarantees will be released pursuant to Section 13.06 and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any default thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note

Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Section 6.01(a)(3), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries), 6.01(a)(9) (solely with respect to Restricted Subsidiaries) and Section 6.01(a)(10) shall not constitute Events of Default.

Section 8.04                             Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(1)                                 the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)                                 in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing either (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)                                 such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                 the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law;

(7)                                 the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(8)                                 if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date under arrangement satisfactory to the Trustee for the giving of notice of such redemption by the Trustee in the Company’s name and at the Company’s expense; and

(9)                                 the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) of this paragraph with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.05                             Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                             Repayment to Issuer.

Subject to any applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, and interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, and interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Company makes any payment of principal of, premium, if any, and interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                             Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Escrow Issuer, the Company, any Guarantor and the Trustee, as applicable, may amend or supplement this Indenture, any Note Guarantee or the Notes without the consent of any Holder:

(1)                                 to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                 to provide for the assumption of the Escrow Issuer’s obligations by the Company and the provision of Note Guarantees by the Initial Guarantors, in each case, pursuant to the Escrow Release Date Supplemental Indenture or to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes and Note Guarantees in accordance with this Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4)                                 to make any change that would not materially adversely affect the legal or contractual rights under this Indenture of any such Holder;

(5)                                 to comply with the provisions under Section 4.08;

(6)                                 to evidence and provide for the acceptance of appointment by a successor Trustee;

(7)                                 to conform this Indenture or the Notes to any provision of the “Description of Notes” to the extent such provision is intended to be a verbatim recitation thereof as certified in an Officer’s Certificate to the Trustee;

(8)                                 to secure the Notes; or

(9)                                 provide for the issuance of Additional Notes under the Indenture in compliance with the terms hereof.

Section 9.02                             With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Escrow Issuer, the Company, each Guarantor party thereto, if any and the Trustee as applicable, may amend or supplement this Indenture, the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding, other than the Notes beneficially owned by the Escrow Issuer, the Company or their respective Affiliates (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or

Event of Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then-outstanding Notes (including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).  Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Without the consent of each Holder of outstanding Notes affected (including Notes beneficially owned by the Escrow Issuer, the Company or their respective Affiliates), an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the percentage or amount of the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(3)                                 reduce the principal amount of, or premium, if any, or interest on, any Note;

(4)                                 change the optional redemption dates or optional redemption prices of the Notes from those stated under Section 3.07;

(5)                                 waive a Default or Event of Default in the payment of principal of, or interest, or premium on the Notes (except, upon a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes, a waiver of the payment default that resulted from such acceleration) or in respect of any other covenant or provision that cannot be amended or modified without the consent of all Holders;

(6)                                 make any Note payable in money other than U.S. dollars;

(7)                                 make any change in the amendment and waiver provisions of this Indenture that requires each Holder’s consent;

(8)                                 release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9)                                 impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees; and

(10)                          amend, change or modify the obligation of the Company to make and consummate an Offer to Purchase with respect to any Asset Sale in accordance with the covenant described above under Section 4.07 after the obligation to make such Offer to Purchase has arisen, or the obligation of the Company to make and consummate an Offer to Purchase in the event of a Change of Control in accordance with the covenant described above under Section 4.09 after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto.

No provisions of the Escrow Agreement may be waived or modified in any manner materially adverse to the Holders of the Notes without the written consent of the Holders of a majority in aggregate principal amount of the Notes outstanding; provided that to the extent such provisions relate to the Escrow Issuer’s obligation to redeem the Notes pursuant to Section 3.09, no provisions of the Escrow Agreement may be waived or modified in any manner materially adverse to the Holders of the Notes without the written consent of all the Holders.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment, supplement or waiver.

Section 9.03                             Compliance with Trust Indenture Act.

Every amendment or supplement of this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04                             Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder; provided that any amendment or waiver that requires the consent of each affected Holder shall not become effective with respect to any non-consenting Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.  If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver, whether or not such Persons continue to be Holders after such record date.

Section 9.05                             Notation on or Exchange of Notes.

The Trustee at the request of the Issuer may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                             Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer may not sign an amendment, supplement or waiver until the Board of Directors approves it.  In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 15.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.  Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE 10

[RESERVED]

ARTICLE 11

[RESERVED]

ARTICLE 12

[RESERVED]

ARTICLE 13

GUARANTEES

Section 13.01                      Guarantee.

Subject to this Article 13, each of the Guarantors hereby, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:  (a) the principal of, interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 13.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company becomes insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

As used in this Section 13.01, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.

Section 13.02                      Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 13.03                      Execution and Delivery.

To evidence its Note Guarantee set forth in Section 13.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or any Assistant Secretary of the Guarantor or the sole member of the Guarantor, as the case may be, or any other officers of such Guarantor or such sole member, as the case may be, acting at the direction of any such foregoing officer.  Each Guarantor hereby agrees to execute a Notation of Guarantee substantially in the form included in Exhibit A hereto on each Note authenticated and delivered by the Trustee.

Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 13.04                      Subrogation.

Each Guarantor shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 13.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 13.05                      Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 13.06                      Release of Guarantees.

A Note Guarantee of a Guarantor will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect):

(1)                                 other than Cogent Holdco, in connection with any sale or other disposition (including by merger or otherwise) of Capital Stock of the Guarantor after which such Guarantor is no longer a Subsidiary of the Company, if the sale of all such Capital Stock of that Guarantor complies with the applicable provisions of this Indenture;

(2)                                 other than Cogent Holdoc, if the Company properly designates the Guarantor as an Unrestricted Subsidiary under this Indenture;

(3)                                 solely in the case of a Note Guarantee created pursuant to Section 4.08, upon the release or discharge of the Note Guarantee that resulted in the creation of such Note Guarantee pursuant to Section 4.08, except a discharge or release by or as a result of payment under such Note Guarantee;

(4)                                 upon a Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture that complies with the provisions under Section 8.02, Section 8.03 or Section 14.01, respectively; or

(5)                                 upon payment in full of the aggregate principal amount of all Notes then outstanding and all other obligations under this Indenture and the Notes then due and owing.

Upon any occurrence giving rise to a release of a Note Guarantee as specified above, the Trustee will, at the sole cost of the Company, execute any documents reasonably required in order to evidence or effect such release, termination and discharge in respect of such Note Guarantee.  Neither the Company nor any Guarantor will be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge.

ARTICLE 14

SATISFACTION AND DISCHARGE

Section 14.01                      Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

(1)                                 either:

(a)                                 all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)                                 all of the Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)                                 the Issuer and/or the Guarantors have paid all other sums payable under this Indenture; and

(3)                                 the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to clause (1)(b) of this Section 14.01, the provisions of Section 14.02 and Section 8.06 shall survive.

Section 14.02                      Application of Trust Money.

Subject to the provisions of Section 8.06, all money or Government Securities deposited with the Trustee pursuant to Section 14.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 14.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.01; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 15

MISCELLANEOUS

Section 15.01                      Notices.

Any notice or communication by the Escrow Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

c/o Cogent Communications Group, Inc.
1015 31st Street, N.W.
Washington, D.C.  20007
Facsimile:  (202) 338-8789
Attention:  Robert Beury

If to the Trustee:

Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, CT  06437
Facsimile:  (203) 453-1183
Attention:  Cogent Administrator

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  So long as the Notes are registered in the name of DTC, any notices to be provided to the Holders may be provided by electronic means in accordance with DTC’s operational procedures.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 15.02                      Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 15.03                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(a)                                 an Officer’s Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 15.04                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(a)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 15.05                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 15.06                      No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 15.07                      Governing Law; Waiver of Jury Trial.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 15.08                      Force Majeure.

In no event shall the Trustee, Paying Agent, Registrar or Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 15.09                      Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee and the Paying Agent, Registrar and Transfer Agent in this Indenture shall bind their respective successors.  All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 13.06.

Section 15.10                      Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.11                      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of a signature page to this Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 15.12                      Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.13                      USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this agreement agree that they will provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

Section 15.14                      Days Other than Business Days.

If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.  If a regular Record Date is not a Business Day, the Record Date shall not be affected.

[Signatures on following pages]

COGENT COMMUNICATIONS FINANCE, INC.

By:	/s/ David Schaeffer
Name: David Schaeffer
Title: President and Chief Executive Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President

Indenture

EXHIBIT A

[Face of Note]

[Insert Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [                ]
ISIN [                ](1)

[RULE 144A][REGULATION S] GLOBAL NOTE
5.625% Senior Notes due 2021

No.	[$ ]

[COGENT COMMUNICATIONS FINANCE, INC.

to be merged with and into

COGENT COMMUNICATIONS GROUP, INC.] [

COGENT COMMUNICATIONS GROUP, INC.]

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                                  United States Dollars] on April 15, 2021.

Interest Payment Dates:  April 15 and October 15

Record Dates:  April 1 and October 1

(1)                                 Rule 144A Note CUSIP:  19240B AA3
Rule 144A Note ISIN:  US19240BAA35
Regulation S Note CUSIP:  U19279 AA3
Regulation S Note ISIN:  USU19279AA39

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

[ ]

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated: [ ]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

5.625% Senior Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.  The Issuer promises to pay interest on the principal amount of this Note at 5.625% per annum from April 9, 2014(2) until maturity.  The Issuer will pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be October 15, 2014.(3) The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal and premium, if any, at the interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace periods) at the interest rate on the Notes to the extent lawful.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.             Method of Payment.  The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on April 1 or October 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will pay through the Paying Agent all principal, interest and premium on that Holder’s Notes in accordance with those instructions.  All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest, with respect to the Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the account specified by DTC.

3.             Paying Agent and Registrar.  Initially, Wilmington Trust, National Association will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to the Holders.  The Issuer or any of their Subsidiaries may act in any such capacity.

4.             Indenture.  The Issuer issued the Notes under an Indenture, dated as of April 9, 2014 (the “Indenture”), between the Escrow Issuer and the Trustee.  This Note is one of a duly authorized issue of notes of the Issuer designated as its 5.625% Senior Notes due 2021.  The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are unsecured obligations of the Issuer.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

5.             Optional Redemption.

(a)           At any time prior to April 15, 2017, the Issuer may redeem all or part of the Notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of

(2)                                 With respect to the Initial Notes

(3)                                 With respect to the Initial Notes

redemption, plus (iii) accrued and unpaid interest thereon to, but excluding, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b)           On or after April 15, 2017, the Issuer may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date, if redeemed during the 12-month period beginning on April 15 of the years indicated below:

Year	Redemption Price
2017	104.219%
2018	102.813%
2019	101.406%
2020 and thereafter	100.000%

(c)           At any time prior to April 15, 2017, the Issuer may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 105.625% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer or its Affiliates), and (ii) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(e)          If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Notes are listed, or if the Notes are not listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable.  Notes redeemed in part must be redeemed only in integral multiples of $1,000 and no Note with a principal amount of less than $2,000 will be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed.

6.             Mandatory Redemption.  Except as provided in Section 3.09 of the Indenture, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.             Notice of Redemption.  Subject to Section 3.03 of the Indenture and except with respect to a redemption pursuant to Section 3.07(d) or Section 3.09 of the Indenture, notice of redemption will be mailed by first-class mail (or sent electronically) at least 30 days but not more than 60 days before the Redemption Date (provided, a redemption notice may be sent earlier than 60 days in connection with a defeasance or satisfaction and discharge) (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 14 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address or otherwise in accordance with the procedures of the Depositary.  Notices of redemption may be made conditioned upon one or more conditions precedent.  In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or the redemption date so delayed.  Subject to Section 3.05 of the Indenture, on and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

8.             Offers to Repurchase.

(a)           Unless the Company has previously or concurrently mailed an unconditional redemption notice with respect to all the outstanding Notes as described in Section 3.03 of the Indenture, the Company must commence, within 30 days of the occurrence of a Change of Control Triggering Event, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest thereon, to the date of repurchase, subject to the rights of Holders of Notes, on the relevant record date to receive interest due on the relevant interest payment date.  The Change of Control offer shall be made in accordance with Section 4.09 of the Indenture.

(b)           Under certain circumstances described in the Indenture, the Company  will be required to apply the proceeds of Asset Sales to the repayment of the Notes and Pari Passu Debt.  The offer shall be made in accordance with Section 4.07 of the Indenture.

9.             Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption of Notes for redemption and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

10.          Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.          Amendment, Supplement and Waiver.  The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12.          Defaults and Remedies.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  If any Event of Default (other than as specified in Section 6.01(a)(8) or 6.01(a)(9) of the Indenture with respect to the Issuer) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by the holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default as specified in Section 6.01(a)(8) or 6.01(a)(9) with respect to the Company occurs and is continuing, then all the Notes shall become due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder.  Holders may not enforce the Indenture, the Notes or the Note Guarantees except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive, rescind or cancel any existing Default or Event of Default and its consequences under the Indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within ten (10) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and any actions being taken by the Issuer and the Guarantors with respect thereto.

13.          Trustee Dealings with Issuer.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

14.          No Recourse Against Others.  No director, officer, employee, incorporator, stockholder, member, manager or partner of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

15.          Authentication.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.

16.          Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.          GOVERNING LAW.  THE INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18.          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THE INDENTURE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED THEREBY.

19.          CUSIP/ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer have caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Issuer at the following address:

c/o Cogent Communications Group, Inc.
1015 31st Street, N.W.
Washington, D.C.  20007
Facsimile:  (202) 338-8789
Attention:  Robert Beury

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                            to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the appropriate box below:

☐ Section 4.07                     ☐ Section 4.09

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07 or Section 4.09 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                    .  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Registrar

*                                         This schedule should be included only if the Note is issued in global form.

Notation of Guarantee

Pursuant to the Indenture, dated as of April 9, 2014 (the “Indenture”), among Cogent Communications Finance, Inc. (the “Escrow Issuer”) and the Trustee as supplemented by the Escrow Release Date Supplemental Indenture, among Cogent Communications Group, Inc. (the “Company”), the Initial Guarantors and the Trustee, each Guarantor, subject to the provisions of Article 13 of the Indenture, hereby, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company thereunder, that (a) the principal of, interest and premium on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

[ ],
as Guarantors

By:
Name:
Title:

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Cogent Communications Finance Inc. to be merged with and into Cogent Communications Group, Inc.
1015 31st Street, N.W.
Washington, D.C. 20007
Facsimile:  (202) 338-8789
Attention:  Robert Beury

Wilmington Trust, National Association,
as Trustee

246 Goose Lane, Suite 105

Guilford, CT 06437
Facsimile:  (203) 453-1183
Attention:  Cogent Administrator

Re:  5.625% Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of April 9, 2014 (the “Indenture”), between Cogent Communications Finance, Inc. and the Trustee.  For the purposes of this Certificate of Transfer, capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                    in such Note[s] or interests (the “Transfer”), to                     (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐  such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)                                  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.  ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐  such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)                                  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

5.  ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)  ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Issuer under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act to a Person who is not an affiliate (as defined in Rule 144) of the Issuer and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Issuer and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

6.  ☐ CHECK IF TRANSFEROR IS AN AFFILIATE OF THE ISSUER.

7.  ☐ CHECK IF TRANSFEREE IS AN AFFILIATE OF THE ISSUER.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP [       ]), or

(ii)                                  ☐ Regulation S Global Note (CUSIP [       ]), or

(iii)                               ☐ IAI Global Note (CUSIP [       ]), or

(b)                                 ☐ a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP [       ]), or

(ii)                                  ☐ Regulation S Global Note (CUSIP [       ]), or

(iii)                               ☐ IAI Global Note (CUSIP [       ]), or

(iv)                              ☐ Unrestricted Global Note (CUSIP [       ]), or

(b)                                 ☐ a Restricted Definitive Note; or

(c)                                  ☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Cogent Communications Finance, Inc. to be merged with and into Cogent Communications Group, Inc.
1015 31st Street, N.W.
Washington, D.C. 20007
Facsimile:  (202) 338-8789
Attention:  Robert Beury

Wilmington Trust, National Association,
as Trustee

246 Goose Lane, Suite 105

Guilford, CT 06437
Facsimile:  (203) 453-1183
Attention:  Cogent Administrator

Re:  5.625% Senior Notes due 2021

(CUSIP [         ])

Reference is hereby made to the Indenture, dated as of April 9, 2014 (the “Indenture”), between Cogent Communications Finance, Inc. and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note [ ] IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

3) ☐ CHECK IF OWNER IS AN AFFILIATE OF THE ISSUER.

4) ☐ CHECK IF OWNER IS EXCHANGING THIS NOTE IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE ISSUER.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Cogent Communications Finance, Inc. to be merged with and into Cogent Communications Group, Inc.
1015 31st Street, N.W.
Washington, D.C. 20007
Facsimile:  (202) 338-8789
Attention:  Robert Beury

Wilmington Trust, National Association,
as Trustee

246 Goose Lane, Suite 105

Guilford, CT 06437
Facsimile:  (203) 453-1183
Attention:  Cogent Administrator

Re:  5.625% Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of April 9, 2014 (the “Indenture”), between Cogent Communications Finance, Inc. and Wilmington Trust, National Association as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                         aggregate principal amount of:

(a)  ☐ a beneficial interest in a Global Note, or

(b)  ☐ a Definitive Note,

we confirm that:

1.                                      We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.                                      We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                      We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                                      (the “Guaranteeing Subsidiary”), a subsidiary of Cogent Communications Group, Inc., a Delaware corporation (the “Company”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Cogent Communications Finance, Inc. has have heretofore executed and delivered to the Trustee an indenture (as amended or supplemented, the “Indenture”), dated as of April 9, 2014, providing for the issuance of an unlimited aggregate principal amount of 5.625% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)           Agreement to be Bound.  The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

(3)           Guarantee.  The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to Guarantee to each Holder of the Notes and the Trustee the Indenture Obligations pursuant to Article 13 of the Indenture.

(4)           No Recourse Against Others.  No director, officer, employee, incorporator, stockholder, member, manager or partner of the Guaranteeing Subsidiary shall have any liability for any obligations of the Company or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Note Guarantees, this Indenture or any supplemental indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.  The waiver may not be effective to waive liabilities under the federal securities laws.

(5)           Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6)           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(7)           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

(9)           Benefits Acknowledged.  The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture.  The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

(10)         Successors.  All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT F

ESCROW RELEASE DATE SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”), dated as of [   ],  2014, by and among COGENT COMMUNICATIONS GROUP, INC., a Delaware corporation (the “Company”), [COGENT COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (“Cogent Holdco”),](1) the other parties that are signatories hereto as Guarantors (each an “Guaranteeing Subsidiary”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, Cogent Communications Finance, Inc., a Delaware corporation (the “Escrow Issuer”), and the Trustee have heretofore executed and delivered an indenture dated as of April 9, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $200,000,000 of 5.625% Senior Notes due 2021 (the “Notes”) of the Issuer (as defined in the Indenture);

WHEREAS, the Indenture provides that the Company[, Cogent Holdco] and the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Company shall unconditionally assume the Escrow Issuer’s Obligations under the Notes and the Indenture and [Cogent Holdco and ](2) the Guaranteeing Subsidiaries shall unconditionally guarantee, on a joint and several basis, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, [Cogent Holdco,](3) the Guaranteeing Subsidiaries and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, [Cogent Holdco,](4) the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)           Agreement to Assume Obligations.  The Company hereby agrees to unconditionally assume the Escrow Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all provisions of the Indenture

(1)  To be included if the Holdco Reorganization has occurred.

(2)  To be included if the Holdco Reorganization has occurred.

(3)  To be included if the Holdco Reorganization has occurred.

(4)  To be included if the Holdco Reorganization has occurred.

and the Notes applicable to the “Company” and the “Issuer” and to perform all of the obligations and agreements of the “Company” and the “Issuer” under the Indenture and the Notes and may exercise every right and power of the “Escrow Issuer,” the “Company” and the “Issuer.”  The Escrow Issuer shall be fully released and discharged from its obligations under the Indenture and the Notes.

(3)           Agreement to Guarantee.  [Cogent Holdco and each](5) [Each] of the Guaranteeing Subsidiaries hereby agrees, on a joint and several basis, to Guarantee to each Holder of the Notes and the Trustee the Indenture Obligations pursuant to Article 13 of the Indenture.

(4)           Liability.  No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, [Cogent Holdco] or any Guaranteeing Subsidiary shall have any liability for any obligations of the Company or the Guarantors (including any Guaranteeing Subsidiary) under the Notes, any Note Guarantees, the Indenture or any supplemental indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

(5)           Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6)           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(7)           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company[, Cogent Holdco](6) and the Guaranteeing Subsidiaries.

(5)  To be included if the Holdco Reorganization has occurred.

(6)  To be included if the Holdco Reorganization has occurred.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COGENT COMMUNICATIONS GROUP, INC.

By:
Name:
Title:

[COGENT COMMUNICATIONS HOLDINGS, INC.]

By:
Name:
Title:

COGENT COMMUNICATIONS, INC.
COGENT COMMUNICATIONS OF CALIFORNIA, INC.
COGENT IH, LLC
COGENT WG, LLC
COGENT COMMUNICATIONS OF D.C., INC.
COGENT COMMUNICATIONS OF FLORIDA, INC.
COGENT COMMUNICATIONS OF MARYLAND, INC.
COGENT COMMUNICATIONS OF TEXAS, INC.,
as Guarantors

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: